Exhibit 10.5

Restricted Share Unit Grant

GameSquare Holdings, Inc.

Grantee: Michael Munoz

We are pleased to provide you with confirmation of a grant of restricted stock units (“RSUs”) under the current GameSquare Holdings, Inc. (“GameSquare”) Incentive Plan (the “Incentive Plan”) in connection with your service to GameSquare. Certain terms of your RSU grant are as follows:

Restricted Stock Unit Terms

Restricted	Stock: You have been granted 26,156 RSUs of GameSquare.

Grant	Date: September 18, 2026

Vesting	Schedule: The RSUs granted herein shall become vested as follows:

●	100% on the Grant Date

Restrictive Legend: If the Shares issuable upon the vesting of the RSUs are not registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, the Shares may not be issued in the “United States” (as defined in Rule 902 of Regulation S under the U.S. Securities Act) unless an exemption from the registration requirements of the U.S. Securities Act is available. Any Shares issued to a Recipient in the United States that have not been registered under the U.S. Securities Act will be deemed “restricted securities” (as defined in Rule 144(a)(3) of the U.S. Securities Act) and bear a restrictive legend to such effect.

In addition to the terms stated in this grant letter, your RSU grant shall be subject to the terms and conditions of the Incentive Plan.

Thank you for your contributions to the growth of GameSquare.

Sincerely,

GameSquare Holdings, Inc.

By:	/s/ John Wilk
John Wilk
Secretary

6775 Cowboys Way, Suite 1335

Frisco, TX 75034